NEWS RELEASE
Contact: Investor Relations
(206) 298-2909

EMERITUS ANNOUNCES OPERATING RESULTS FOR
SECOND QUARTER AND YEAR TO DATE 2008

SEATTLE, WA, (August 7, 2008) - Emeritus Corporation (AMEX: ESC), a national provider of assisted living and Alzheimer’s and related dementia care services to senior citizens, today announced its second quarter 2008 results.

Second Quarter 2008 Operating Highlights
•	Quarter end occupancy of 87.8% versus 87.9% at March 31, 2008
•	Average monthly revenue per unit increased to $3,372, or 5.4% annualized
•	Operating income from continuing operations improved by $3.9 million

Granger Cobb, President and Co-Chief Executive Officer, stated, "We are very pleased with our second quarter results.  After an initial dip during the quarter, our quarter-end occupancy was flat sequentially and our rate growth and expense management were solid.  We have made significant progress on our business plan over the last few quarters and we remain confident that our systems implementation and oversight initiatives will result in improved occupancy and rate performance as we move forward over the next few quarters.”

Summary of 2008 Second Quarter Results

Total community revenues for the second quarter ended June 30, 2008, increased to $185.7 million from $184.7 million in the first quarter of 2008.  Of the $1.0 million increase, approximately $2.5 million was due to an increase in the average monthly revenue per occupied unit.  Average revenue per occupied unit increased to $3,372 from $3,327 in the first quarter of 2008, or an annualized increase of 5.4%.  The impact from increased rates was offset by a decrease in revenue of approximately $1.5 million from a decline in occupancy.  Average occupancy during the quarter was 86.4% versus 87.2% in the first quarter of 2008.  The average number of move-ins remained stable throughout the quarter, but we experienced a higher than average number of move-outs during the beginning of the quarter.  Occupancy rebounded by June 30, 2008 to 87.8%, essentially the same as March 31, 2008, occupancy of 87.9%.

Community operating expenses were $119.5 million in the second quarter of 2008, compared to $121.1 million in the first quarter of 2008.  This decrease was primarily the result of a favorable professional liability insurance adjustment of $1.9 million in the second quarter of 2008.

General and administrative expenses were $14.7 million for the second quarter of 2008, and $14.6 million for the first quarter of 2008.  General and administrative expenses as a percent of total operated community revenues (including revenues of managed communities) was 6.9% in the second quarter of 2008.

Operating income (loss) from continuing operations improved by $3.9 million from the first quarter of 2008 driven by revenue gains of $1.0 million, the favorable professional liability insurance adjustment of $1.9 million, and a reduction in depreciation expense of $1.2 million, primarily due to the buyout of capital leases during the quarter.

For the quarter ended June 30, 2008, Adjusted EBITDA was $28.9 million compared to $29.1 million for the first quarter of 2008, with the improvement primarily driven by the $1.0 million increase in revenues, offset by debt refinancing fees of $1.1 million in the second quarter, included in the “Other, net” line item in the consolidated statements of operations.

As of June 30, 2008, the Company had approximately $37.2 million of cash and cash equivalents, and had no outstanding borrowings under the Company’s $25.0 million line-of-credit facility.  The Company retired its convertible debentures in the amount of $10.5 million, plus accrued interest of $327,000, on July 1, 2008, using funds classified as “restricted cash in escrow” on the balance sheet as of June 30, 2008.  On June 30, 2008, total assets were $2.1 billion, including $1.6 billion of net investments in properties, total long-term debt was $1.5 billion, including capital lease obligations, and shareholders’ equity was $ 410.7 million.

Conference Call:

The Company will host a conference call on August 7, 2008, at 5:00 P.M. Eastern Time to discuss its financial results for the second quarter ended June 30, 2008.  Hosting the call will be Mr. Daniel Baty, Chairman and Co-Chief Executive Officer, Mr. Granger Cobb, President and Co-Chief Executive Officer, and Mr. Raymond Brandstrom, Chief Financial Officer.  The conference call will be webcast live over the internet from the Company’s web site at www.emeritus.com under the investors section.

The conference call can also be accessed by dialing (888) 819-8012 or for international participants (913) 312-0668.  A replay of the conference call will be available after 8:00 P.M. Eastern Time on August 7, 2008, until midnight Eastern Time, August 14, 2008, and can be accessed by dialing (888) 203-1112 or for international participants (719) 457-0820 and entering the passcode 4449688.

Non-GAAP Financial Measure

Adjusted EBITDA/EBITDAR are financial measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP).  We believe these non-GAAP measure are useful in identifying trends in our day-to-day performance because they exclude items that are of little or no significance to operations and provide indicators to management of progress in achieving optimal operating performance.  In addition, these measures are used by many research analysts and investors to evaluate the performance and the value of companies in our industry.  We strongly urge you to review the reconciliation of net loss to Adjusted EBITDA/EBITDAR provided below, along with our consolidated balance sheets, statements of operations, and cash flows.  We define Adjusted EBITDA/EBITDAR and provide other information about these non-GAAP measures in our quarterly report on Form 10-Q.

The table below shows the reconciliation of net loss to Adjusted EBITDAR for the three and six months ended June 30, 2008 and 2007:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net loss	$(25,234)	$(1,589)	$(51,202)	$(11,324)
Provision for income taxes	270	1,044	480	1,320
Equity losses (gains) in unconsolidated joint ventures	(665)	(7,065)	857	(6,496)
Depreciation and amortization	29,451	14,294	60,355	28,624
Amortization of deferred gains	(502)	(549)	(1,004)	(1,103)
Non-cash stock option compensation expenses	1,436	786	2,818	1,323
Convertible debentures conversion costs	-	-	-	1,329
Interest expense	22,741	16,801	43,783	30,333
Change in fair value of interest rate swaps	(972)	-	(135)	-
Interest income	(581)	(599)	(1,435)	(1,182)
Discontinued operations	4,768	291	5,366	760
Other non-cash activity:
Professional and workers' compensation liability adjustments	(1,854)	(1,659)	(1,854)	(1,672)
Adjusted EBITDA	28,858	21,755	58,029	41,912
Facility lease expense	22,313	7,317	44,629	17,450
Adjusted EBITDAR	$51,171	$29,072	$102,658	$59,362

For a more detailed understanding of Emeritus, please refer to the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, or visit the Company’s Internet site at www.emeritus.com to obtain a copy.

ABOUT THE COMPANY

Emeritus Corporation is a national provider of assisted living and Alzheimer’s and related dementia care services to seniors.  Emeritus is one of the largest and most experienced operators of freestanding assisted living communities located throughout the United States.  These communities provide a residential housing alternative for senior citizens who need help with the activities of daily living with an emphasis on assistance with personal care services to provide residents with an opportunity for support in the aging process.  Emeritus operated, or had an interest in, 289 communities representing capacity for 24,809 units and approximately 29,600 residents in 36 states at June 30, 2008.  Our common stock is traded on the American Stock Exchange under the symbol ESC, and its home page can be found on the Internet at www.emeritus.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  A number of the matters and subject areas discussed in this report that are not historical or current facts deal with potential future circumstances, operations, and prospects.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from our actual future experience as a result of such factors as: the effects of competition and economic conditions on the occupancy levels in our communities; our ability under current market conditions to maintain and increase our resident charges in accordance with our rate enhancement programs without adversely affecting occupancy levels; increases in interest costs as a result of re-financings; our ability to control community operation expenses, including insurance and utility costs, without adversely affecting the level of occupancy and the level of resident charges; our ability to generate cash flow sufficient to service our debt and other fixed payment requirements; our ability to find sources of financing and capital on satisfactory terms to meet our cash requirements to the extent that they are not met by operations, uncertainties related to professional liability claims; and uncertainties about our ability to successfully  integrate our company after the merger with Summerville Senior Living, Inc.  We have attempted to identify, in context, certain of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area.  These and other risks and uncertainties are detailed in our reports filed with the Securities and Exchange Commission (SEC), including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007.

EMERITUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

ASSETS
	June 30,	December 31,
	2008	2007
	(unaudited)
Current Assets:
Cash and cash equivalents	$37,205	$67,710
Restricted cash in escrow	10,782	-
Short-term investments	2,231	2,453
Trade accounts receivable, net of allowance of $1,010 and $995	4,970	6,383
Other receivables	7,122	11,510
Tax, insurance, and maintenance escrows	21,544	18,566
Prepaid workers' compensation	19,498	18,224
Other prepaid expenses	9,099	10,744
Property held for sale	15,123	–
Total current assets	127,574	135,590
Long-term investments	6,928	4,749
Property and equipment, net of accumulated depreciation of $124,247 and $179,620	1,633,857	1,418,152
Construction in progress	17,978	12,694
Restricted deposits	18,206	19,808
Lease and contract acquisition costs, net of amortization of $56,058 and $32,463	30,707	67,227
Goodwill	71,642	70,659
Other intangible assets, net of amortization of $9,863 and $3,944	136,855	142,774
Other assets, net	24,231	13,827
Total assets	$2,067,978	$1,885,480

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Current portion of long-term debt	$24,270	$22,613
Current portion of capital lease and financing obligations	10,043	23,774
Current portion of convertible debentures	10,455	10,455
Trade accounts payable	6,222	7,844
Accrued employee compensation and benefits	41,200	35,815
Accrued interest	5,751	4,527
Accrued real estate taxes	8,843	7,715
Accrued professional and general liability	14,790	13,545
Accrued income taxes	4,480	5,377
Other accrued expenses	11,698	10,610
Deferred revenue	12,702	10,446
Unearned rental income	14,526	14,302
Total current liabilities	164,980	167,023
Long-term debt, less current portion	1,231,520	711,664
Capital lease and financing obligations, less current portion	224,269	497,039
Deferred gain on sale of communities	5,072	21,259
Deferred rent	10,461	6,231
Other long-term liabilities	20,974	23,757
Total liabilities	1,657,276	1,426,973
Commitments and contingencies
Shareholders' Equity (Deficit):
Preferred stock, $.0001 par value. Authorized 20,000,000 shares, none issued
Common stock, $.0001 par value. Authorized 100,000,000 shares; issued and outstanding
39,074,693 and 39,030,597 shares at June 30, 2008, and December 31, 2007, respectively	4	4
Additional paid-in capital	717,593	714,258
Accumulated other comprehensive income	62	–
Accumulated deficit	(306,957)	(255,755)
Total shareholders' equity	410,702	458,507
Total liabilities and shareholders' equity	$2,067,978	$1,885,480

EMERITUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Community revenue	$185,705	$107,137	$370,442	$213,958
Management fees	1,223	930	2,382	1,807
Total operating revenues	186,928	108,067	372,824	215,765

Expenses:
Community operations (exclusive of depreciation and amortization
and facility lease expense shown separately below)	119,526	67,094	240,612	134,972
General and administrative	14,731	11,221	29,342	21,336
Depreciation and amortization	29,451	14,294	60,355	28,624
Facility lease expense	22,313	7,317	44,629	17,450
Total operating expenses	186,021	99,926	374,938	202,382
Operating income (loss) from continuing operations	907	8,141	(2,114)	13,383

Other income (expense):
Interest income	581	599	1,435	1,182
Interest expense	(22,741)	(16,801)	(43,783)	(30,333)
Change in fair value of interest rate swaps	972	-	135	-
Equity gains (losses) in unconsolidated joint ventures	665	7,065	(857)	6,496
Other, net	(580)	742	(172)	28
Net other expense	(21,103)	(8,395)	(43,242)	(22,627)

Loss from continuing operations before income taxes	(20,196)	(254)	(45,356)	(9,244)
Provision for income taxes	(270)	(1,044)	(480)	(1,320)
Loss from continuing operations	(20,466)	(1,298)	(45,836)	(10,564)
Loss from discontinued operations	(4,768)	(291)	(5,366)	(760)
Net loss	$(25,234)	$(1,589)	$(51,202)	$(11,324)

Basic and diluted loss per common share:
Continuing operations	$(0.53)	$(0.06)	$(1.17)	$(0.57)
Discontinued operations	(0.12)	(0.02)	(0.14)	(0.04)
	$(0.65)	$(0.08)	$(1.31)	$(0.61)

Weighted average common shares outstanding: - basic and diluted	39,059	18,971	39,048	18,674

EMERITUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(51,202)	$(11,324)
Adjustments to reconcile net loss to net cash provided by
operating activities
Depreciation and amortization	60,355	29,195
Amortization of above/below market rents	5,048	-
Amortization of deferred gain	(1,004)	(1,103)
Impairment of long-lived assets and investments	4,277	-
Amortization of loan fees	1,110	591
Convertible debenture cost payable	-	1,329
Allowance for doubtful receivables	801	565
Equity investment losses and distributions	857	939
Stock option compensation	2,818	1,323
Change in fair value of interest rate swap	(135)	-
Other	613	265
Changes in operating assets and liabilities
Deferred revenue	2,256	85
Deferred rent	4,792	317
Change in operating assets and liabilities - other	8,676	1,368
Net cash provided by operating activities	39,262	23,550
Cash flows from investing activities:
Acquisition of property and equipment	(564,090)	(196,104)
Acquisition deposits	(2,995)	-
Sale of property and equipment	6,754	-
Lease and contract acquisition costs	(686)	(972)
Payments from affiliates and other managed communities, net	175	629
Investment in affiliates/other	(2,974)	(359)
Net cash used in investing activities	(563,816)	(196,806)
Cash flows from financing activities:
Proceeds from sale of stock, net of issuance costs	517	873
Decrease in restricted deposits	1,708	5,005
Debt issuance and other financing costs	(9,529)	(2,981)
Proceeds from long-term borrowings and financings	661,544	284,334
Repayment of long-term borrowings and financings	(140,031)	-
Cash in escrow for redemption of convertible debentures	(10,782)	(91,674)
Repayment of capital lease and financing obligations	(9,378)	(10,383)
Tax benefit of stock compensation	–	557
Net cash provided by financing activities	494,049	185,731
Net increase (decrease) in cash and cash equivalents	(30,505)	12,475
Cash and cash equivalents at the beginning of the period	67,710	14,049
Cash and cash equivalents at the end of the period	$37,205	$26,524
Supplemental disclosure of cash flow information -
Cash paid during the period for interest	$41,570	$29,453
Cash paid during the period for income taxes	1,405	36
Cash received during the period for income tax refunds	2,496	-
Non-cash financing and investing activities:
Capital and financing lease buyouts	281,925	20,818
Change in deferred gains and losses	15,462	-
Write-off of lease acquisition costs in a lease buyback	13,570	-
Capital lease and financing obligations	4,802	1,503
Deferred rent	562	-
Unrealized gain on investment in marketable equity securities	62	-
Conversion of convertible debentures	-	16,120
Debt assumed in acquisitions	-	90,000

EMERITUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited
(In thousands, except per share data)

		Reclassified
	Q2 -2008	Q1 -2008	YTD 2008
Revenues:
Community revenues	$185,705	$184,737	$370,442
Management fees	1,223	1,159	2,382
Total operating revenues	186,928	185,896	372,824

Expenses:
Community operations (exclusive of depreciation and amortization
and facility lease expense shown separately below)	119,526	121,086	240,612
General and administrative	14,731	14,611	29,342
Depreciation and amortization	29,451	30,904	60,355
Facility lease expense	22,313	22,316	44,629
Total operating expenses	186,021	188,917	374,938

Operating income (loss) from continuing operations	907	(3,021)	(2,114)

Other income (expense):
Interest income	581	854	1,435
Interest expense	(22,741)	(21,042)	(43,783)
Change in fair value of interest rate swaps	972	(837)	135
Equity earnings (losses) in unconsolidated joint ventures	665	(1,522)	(857)
Other, net	(580)	408	(172)
Net other expense	(21,103)	(22,139)	(43,242)

Loss from continuing operations before income taxes	(20,196)	(25,160)	(45,356)
Provision for income taxes	(270)	(210)	(480)
Loss from continuing operations	(20,466)	(25,370)	(45,836)
Loss from discontinued operations	(4,768)	(598)	(5,366)
Net loss	$(25,234)	$(25,968)	$(51,202)

Basic and diluted loss per common share
Continuing operations	$(0.53)	$(0.64)	$(1.17)
Discontinued operations	(0.12)	(0.02)	(0.14)
	$(0.65)	$(0.66)	$(1.31)

Weighted average common shares outstanding - basic and diluted	39,059	39,036	39,048

Emeritus Corporation
Cash lease and interest expense
Three months ended June 30, 2008

		(After HC REIT Phase 1
		& Debenture Retirement)
	Actual	Projected
	3 Months	Range
	Jun-08	Q3-2008
Facility lease expense - GAAP	$22,313	$22,100 - $22,300
Less:
Straight-line rents	(2,355)	(2,400)-(2,500)
Above/below market rents	(2,524)	(2,500)-(2,600)
Plus:
Capital lease interest	6,118	4,400 - 4,600
Capital lease principal	3,597	2,300 - 2,400

Facility lease expense - CASH	$27,149	$23,900 - $24,200

Interest expense - GAAP	$22,741	$24,825 - $25,345
Less:
Straight-line interest	(99)	(65)-(75)
Capital lease interest	(6,118)	(4,400)-(4,600)
Capitalized interest	115	20 – 30
Loan fee amortization	(611)	(680)-(700)

Interest expense - CASH	$16,028	$19,700 - $20,000

Depreciation expense	$29,451	$29,300 - $29,600